=======================================================================


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 22, 1996

                 OCCIDENTAL PETROLEUM CORPORATION
      (Exact name of registrant as specified in its charter)






     DELAWARE                      1-9210              95-4035997
(State or other jurisdiction     (Commission        (I.R.S. Employer
   of incorporation)             File Number)       Identification No.)


       10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
       (Address of principal executive offices)     (ZIP code)

         Registrant's telephone number, including area code:
                           (310) 208-8800



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


Item 5.   Other Events
- -------   ------------

     Occidental Petroleum Corporation reported on July 22,
1996, net income of $181 million ($.49 per share) for the second quarter of 1996, compared with net income of $187 million ($.51 per share) for the second quarter of 1995.
Sales were $2.5 billion for the second quarter of 1996, compared with $2.7 billion for the second quarter of 1995.

     Oil and gas divisional earnings were $144 million for the second quarter of 1996, compared with earnings before special items of $79 million for the second quarter of 1995. The 1995 results, after a charge of $109 million for settlement of litigation, were a loss of $30 million. The increase in 1996 earnings resulted primarily from higher prices for worldwide crude oil and domestic natural gas.


     Natural gas transmission divisional earnings for the second quarter of 1996 were $51 million, compared with $62 million for the second quarter of 1995. The decline in 1996 earnings resulted primarily from lower transport margins, partially offset by lower costs related to the reorganization in late 1995.

     Chemical divisional earnings before special items for
the  second  quarter  of  1996 were $160 million, compared
with earnings before special items of $314 million for the
second quarter  of 1995. The 1996 second  quarter  results
were $212 million, after inclusion of $130 million related
to a favorable litigation settlement and a charge  of  $75
million for additional environmental reserves relating to various existing sites, and the related state tax effects.
The 1995 results, after inclusion of a $40 million pretax gain related to the sale of assets, were $354 million. The decline in 1996 earnings resulted primarily from decreased profit margins in petrochemicals and PVC resins.

     Interest  expense  in  the second quarter of 1996 was
$112 million compared  with $133 million  for  the  second
quarter  of  1995.  The decline  in  interest  expense  is
primarily attributable to lower average interest rates and
lower average debt levels resulting from the redemption on
March 15,  1996,  of  $955  million  of  11  3/4%   senior
debentures.

     For the first six months of 1996, Occidental's net income totaled $315 million or $.84 per share, compared with net income of $365 million or $1.00 per share for the first six months of 1995. The 1996 results included an after-tax extraordinary loss of $30 million ($.09 per share) for the early retirement of high-coupon debt. Sales were $5.0 billion for the first six months of 1996, compared with $5.4 billion for the same period in 1995.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                         Second Quarter           Six Months
                                       ----------------     ----------------
Periods Ended June 30                     1996     1995        1996     1995
==================================     =======  =======     =======  =======

DIVISIONAL NET SALES
   Oil and gas                         $   878  $   756     $ 1,632  $ 1,461
   Natural gas transmission                521      468       1,223    1,006
   Chemical                              1,058    1,456       2,126    2,928
   Other                                     -       (1)         (2)      (2)
                                       _______  _______     _______  _______

                                       $ 2,457  $ 2,679     $ 4,979  $ 5,393
==================================     =======  =======     =======  =======

DIVISIONAL EARNINGS
   Oil and gas                         $   144  $   (30)    $   305  $    30
   Natural gas transmission                 51       62         172      137
   Chemical                                212      354         330      661
                                       _______  _______     _______  _______
                                           407      386         807      828
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                  (112)    (133)       (242)    (277)
   Income taxes (a)                       (112)     (73)       (211)    (198)
   Other                                    (2)       7          (9)      12
                                       _______  _______     _______  _______
INCOME BEFORE EXTRAORDINARY
   GAIN(LOSS), NET                         181      187         345      365
Extraordinary gain(loss), net                -        -         (30)       -
                                       _______  _______     _______  _______

NET INCOME                                 181      187         315      365

Preferred dividends                        (23)     (23)        (46)     (46)
                                       _______  _______     _______  _______

EARNINGS(LOSS) APPLICABLE TO
     COMMON STOCK                      $   158  $   164     $   269  $   319
                                       =======  =======     =======  =======

PRIMARY EARNINGS PER COMMON SHARE
   Income before extraordinary
     gain(loss), net                   $   .49  $   .51     $   .93  $  1.00
   Extraordinary gain(loss), net             -        -        (.09)       -
                                       _______  _______     _______  _______
PRIMARY EARNINGS PER SHARE             $   .49  $   .51     $   .84  $  1.00
                                       =======  =======     =======  =======

FULLY DILUTED EARNINGS PER COMMON SHARE
   Income before extraordinary
     gain(loss), net                   $   .47  $   .49     $   .91  $   .96
   Extraordinary gain(loss), net             -        -        (.09)       -
                                       _______  _______     _______  _______
FULLY DILUTED EARNINGS PER SHARE       $   .47  $   .49     $   .82  $   .96
                                       =======  =======     =======  =======

AVERAGE COMMON SHARES OUTSTANDING        322.4    318.2       320.9    317.8
==================================     =======  =======     =======  =======

(a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with Interpretation No. 18 of APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the second quarters of 1996 and 1995 have benefited from credits allocated by
     $4 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively.

SUMMARY OF OPERATING STATISTICS

                                             Second Quarter         Six Months
                                             --------------     --------------
Periods Ended June 30                          1996    1995       1996    1995
=====================================        ======  ======     ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                      54      66         56      66
   Natural gas liquids
     (thousands of barrels)                      11      12         11      11
   Natural gas
     (millions of cubic feet)                   611     632        613     638

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     130     130        129     126

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     105      89        104      87
   Natural gas
     (millions of cubic feet)                   120     118        128     113

NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                  150     134        343     308
Transportation
  (billions of cubic feet)                      326     353        845     768



CAPITAL EXPENDITURES (millions)              $  275  $  220     $  508  $  380
                                             ======  ======     ======  ======


DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)          $  227  $  235     $  451  $  473
=====================================        ======  ======     ======  ======

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                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            OCCIDENTAL PETROLEUM CORPORATION
                                      (Registrant)




DATE: July 23, 1996         S. P. Dominick, Jr.
                            --------------------------------
                            S. P. Dominick, Jr.,  Vice
                            President and Controller
                            (Chief Accounting and Duly
                            Authorized Officer)


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